 Alliance DataFourth Quarter & Full Year 2021 Results  Perry BebermanEVP & CFO  January 27, 2022  Ralph AndrettaPresident & CEO    © 2022 ADS Alliance Data Systems, Inc.  Exhibit 99.2

 Forward-Looking Statements    2  © 2022 ADS Alliance Data Systems, Inc.  Non-GAAP Financial Measures  This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives including our ability to realize the intended benefits of the spinoff of the LoyaltyOne® segment, future dividend declarations, and future economic conditions, including, but not limited to, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine and reduction in demand from clients.We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.  We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, certain information included within this presentation, constitutes non-GAAP financial measures. Our calculations of non-GAAP financial measures may differ from the calculations of similarly titled measures by other companies. In particular, Pre-tax pre-provision earnings is calculated by increasing Income from continuing operations before income taxes by Provision for credit losses. Pre-tax pre-provision earnings less gain on portfolio sale is calculated by decreasing Pre-tax pre-provision earnings by gains recognized on loan portfolio sales. We believe the use of these non-GAAP financial measures provides additional clarity in understanding our results of operations and trends. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the financial tables and information that follows.

 Our Business Transformation    3  © 2022 ADS Alliance Data Systems, Inc.  Leading provider of tech-forward payment and lending solutions    Expanding our Product Suite & Developing Strategic Relationships  Improving our Capital Ratios and Reducing our Leverage  Enhancing our Core Technology & Advancing Digital Capabilities      Increasing Prioritization of ESG    Simplifying our Business Model  

Key Highlights

Financial Targets Performance Update

- Exceeded 2021 financial guidance
- Drove stronger than expected receivables growth
- Positive credit performance with full year net loss rate near historical lows, reflective of disciplined risk management & environment

Credit Sales Update

- Credit sales held strong in the fourth quarter, up 15% year-over-year
- Holiday sales were strong with beauty and jewelry each up 30% from 4Q20
- In-store credit transactions increased year-over-year

Business Development and Product Update

- Leveraged strong pipeline & robust business development & renewal activities
- Further diversified mix of portfolios and products
- Continued investment in digital capabilities to scale for growth
- Expanded growth opportunities with strategic platform business relationships

© 2022 ADS Alliance Data Systems, Inc. 4

       Brand Partner Highlights  Select New Brand Partners  Brand Partner Renewals  Select New Bread Direct Acquisition Partners  TBC Corporation including brands like:    5  © 2022 ADS Alliance Data Systems, Inc.

 Financial Results  ($ in millions, except per share)  4Q21  4Q20    % Change      FY21  FY20    % Change    Income from continuing operations, net of taxes  $61  $74    (18)  %    $797  $208    283%  (Loss) income from discontinued operations, net of taxes  (44)  (62)    (30)      4  6    (38)    Net income  $17  $12    42%    $801  $214    275%  ***********************************************************************************************************************************************************                        Net income per diluted share from continuing operations  $1.21  $1.54    (21)  %    $15.95  $4.35    267  %  Net (loss) income per diluted share from discontinued operations  (0.87)  (1.29)    (33)      0.07  0.11    (36)    Net income per diluted share  $0.34  $0.25    36%    $16.02  $4.46    259  %                          Weighted average shares outstanding – diluted (in millions)  50.0  48.4          50.0  47.9          6  © 2022 ADS Alliance Data Systems, Inc.

   Fourth Quarter 2021 Financial HighlightsContinuing Operations  Credit sales of $8.8 billion were up 15% year-over-yearFourth quarter average receivables of $16.1 billion were up 2% year-over-year Revenue increased 11% year-over-year, while total non-interest expenses declined 12%Income from continuing operations of $61 million was down 18% year-over-year, primarily as a result of higher Provision for credit losses due to increased year-end receivablesCredit metrics remained strong with a delinquency rate of 3.9% and a net loss rate of 4.4% for the quarter  $855MM  Revenue  $61MM  Income from Continuing Operations  $1.21  Diluted EPSfrom Continuing Operations    7  © 2022 ADS Alliance Data Systems, Inc.

   Full Year 2021 Financial HighlightsContinuing Operations  Credit sales of $29.6 billion were up 20% year-over-yearFull year average receivables of $15.7 billion were down 4% year-over-year, with end-of-period receivables up 4%Revenue was nearly flat year-over-year, while total non-interest expenses declined 3%Income from continuing operations of $797 million was up 283% year-over-year, primarily as a result of lower Provision for credit losses reflecting a lower reserve rate at year-end 2021Credit metrics remained strong with a delinquency rate of 3.9% and a net loss rate of 4.6% for the year  $3.3BN  Revenue  $797MM  Income from Continuing Operations  $15.95  Diluted EPSfrom Continuing Operations    8  © 2022 ADS Alliance Data Systems, Inc.

Financial Results – Continuing Operations

($ in millions, except per share)	4Q21	4Q20	% Change	FY21	FY20	% Change
Total interest income	$1,017	$950	7%	$3,868	$3,952	(2)%
Total interest expense	84	112	(24)	383	499	(23)
Net interest income	**933**	**838**	**11**	**3,485**	**3,453**	**1**
Total non-interest income	(78)	(69)	12	(213)	(155)	38
Revenue	**855**	**769**	**11**	**3,272**	**3,298**	**(1)**
Net principal losses	176	235	(25)	720	1,083	(34)
Reserve build (release)	187	(82)	nm	(176)	183	nm
Provision for credit losses	363	153	138	544	1,266	(57)
Total non-interest expenses	427	487	(12)	1,684	1,731	(3)
Income before income taxes	**65**	**129**	**(50)**	**1,044**	**301**	**247**
Provision for income taxes	4	55	(93)	247	93	168
Net income	**$61**	**$74**	**(18)%**	**$797**	**$208**	**283%**
Net income per diluted share	$1.21	$1.54	(21)%	$15.95	$4.35	267%
Weighted average shares outstanding – diluted	50.0	48.4	3%	50.0	47.9	4%
Pre-tax pre-provision earnings (“PPNR”)*	**$428**	**$282**	**52%**	**$1,588**	**$1,567**	**1%**

PPNR less Gain on Portfolio Sales*



+52%
$282
$428
4Q20
4Q21
$ in millions
+2%
$1.5
$1.6
FY20
FY21
$ in billions

nm – not meaningful

** Pre-tax pre-provision earnings and Pre-tax pre-provision earnings less gain on portfolio sales are non-GAAP financial measures.*

© 2022 ADS Alliance Data Systems, Inc.
9

 Net Interest Margin        Average interest-earning assets($ in billions)  Average interest bearing-liabilities ($ in billions)      10  © 2022 ADS Alliance Data Systems, Inc.

 Credit Quality and Allowance  Reserve Rate ($ in millions)  Net Loss Rate  Delinquency Rate  5 year Max rate: 7.6%  5 year Min rate: 3.9%  5 year Avg rate: ~6.0%  * Calculated as the percentage of the Allowance for credit losses to end-of-period Credit card and other loans.  Revolving Credit Risk Distribution  5 year Max rate: 6.0%  5 year Avg rate: ~5.0%  5 year Min rate: 3.3%    11  © 2022 ADS Alliance Data Systems, Inc.

2022 Financial Outlook

	Full Year 2021 Actuals	Full Year 2022 Outlook	Commentary
Average receivables	$15,656 million	Up high-single to low-double digits	• Continued sales momentum and net partner additions driving strong growth • Expect year-end receivables growth year-over-year to be slightly stronger than full year average receivables growth year-over-year • Outlook includes soon-to-be-announced brand partner additions & assumes BJ's non-renewal
Revenue	$3,272 million	Aligned with receivables growth	• Net interest income growth is expected to be slightly favorable to full year average receivables growth year-over-year as the net interest margin benefits from lower cost of funding in 2022 • Outlook assumes four fed rate increases in 2022 with a nominal benefit to Net interest income • Non-interest income year-over-year change is expected to offset the favorability in Net income (potential gain on investment in LVI and portfolio sales not included in outlook)
Total non-interest expenses	$1,684 million	Positive operating leverage	• Includes a planned incremental strategic investment of more than $125 million in technology modernization, digital advancement, marketing, and product innovation driving future growth and efficiencies • We will manage the pace of our investments to align with our revenue & growth outlook
Net loss rate	4.6%	Low-to-mid 5% range	• Expect credit metrics to normalize in 2022 off of historically low rates, yet remain below our historic through-the-cycle average of ~6.0%

© 2022 ADS Alliance Data Systems, Inc. 12

 Appendix    © 2022 ADS Alliance Data Systems, Inc.

 Average Receivables and Credit Sales  ($ in billions)  Receivables continue to inflect higher with strengthening credit sales providing momentum entering 2022    14  © 2022 ADS Alliance Data Systems, Inc.

Total Non-Interest Expenses



4Q21 Year-over-Year Change in Non-Interest Expenses
($ in millions)
Employee Comp. & Benefits:
$24
15%
Card and Processing:
$(3)
(4)%
Info. Processing & Comm.:
$7
15%
Marketing:
$(10)
(18)%
Depreciation & Amortization:
$(20)
(47)%
Other:
$(58)
(59)%



Total Non-Interest Expenses
$487
$427
-12%
$1,731
$1,684
-3%
4Q20
4Q21
$ in millions
FY20
FY21
$ in billions

Total non-interest expenses were down 12% versus 4Q20

- Employee compensation and benefit costs increased 15% primarily driven by continued digital and technology modernization-related hiring, as well as higher volume-related staffing levels.
- Marketing expenses decreased primarily due to higher marketing costs related to card program enhancements in 2020.
- Depreciation and amortization costs decreased primarily due to $25 million in charges related to real estate optimization activities in 2020.
- Other expenses decreased primarily due to $45 million in charges related to real estate optimization activities, and settlement and other remediation costs in 2020.



Efficiency Ratio
63%
50%
-13%
52%
51%
-1%
4Q20
4Q21
FY20
FY21

© 2022 ADS Alliance Data Systems, Inc. 15

Summary Financial Highlights- Continuing Operations

($ in millions)	4Q21	4Q20	4Q21 vs 4Q20	3Q21	4Q21 vs 3Q21	FY21	FY20	FY21 vs FY20
Credit sales	$8,778	$7,657	15%	$7,380	19%	$29,603	$24,707	20%
Average receivables	$16,086	$15,759	2%	$15,471	4%	$15,656	$16,367	(4)%
End-of-period receivables	$17,399	$16,784	4%	$15,690	11%	$17,399	$16,784	4%
End-of-period direct-to-consumer deposits	$3,180	$1,700	87%	$3,052	4%	$3,180	$1,700	87%
Return on average assets(1)	1.1%	1.4%	(0.3)%	3.7%	(2.6)%	3.6%	0.9%	2.7%
Return on average equity(2)	11.1%	21.3%	(10.2)%	38.0%	(26.9)%	40.7%	16.7%	24.0%
Net interest margin(3)	18.8%	17.8%	1.0%	18.9%	(0.1)%	18.2%	16.8%	1.4%
Loan yield(4)	25.2%	24.1%	1.1%	25.6%	(0.4)%	24.7%	24.0%	0.7%
Risk-adjusted loan yield(5)	20.9%	18.1%	2.8%	21.7%	(0.8)%	20.1%	17.4%	2.7%
Efficiency ratio(6)	50.0%	63.4%	(13.4)%	50.6%	(0.6)%	51.5%	52.5%	(1.0)%
Tangible book value per common share(7)	$28.09	$16.34	71.9%	$31.18	(9.9)%	$28.09	$16.34	71.9%
Tangible common equity / tangible assets ratio (TCE/TA) (8)	6.6%	3.7%	2.9%	7.2%	(0.6)%	6.6%	3.7%	2.9%
Cash dividend declared per common share	$0.21	$0.21	—%	$0.21	—%	$0.84	$1.26	(33.3)%
Net loss rate	4.4%	6.0%	(1.6)%	3.9%	0.5%	4.6%	6.6%	(2.0)%
30+ day delinquency rate	3.9%	4.4%	(0.5)%	3.8%	0.1%	3.9%	4.4%	(0.5)%
Reserve rate	10.5%	12.0%	(1.5)%	10.5%	—%	10.5%	12.0%	(1.5)%

(1) Return on average assets represents Income from continuing operations divided by average Total assets.
(2) Return on average equity represents Income from continuing operations divided by average Total stockholders' equity.
(3) Net interest margin represents Net interest income divided by average total interest-earning assets.
(4) Loan yield represents Interest and fees on loans divided by Average receivables.
(5) Risk-adjusted loan yield represents Loan yield less Net loss rate.
(6) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.
(7) Tangible book value per common share represents Total stockholders' equity less Intangible assets, net, and Goodwill divided by shares outstanding.
(8)Tangible common equity represents Total stockholders' equity less Intangible assets, net, and Goodwill. Tangible assets represents Total assets less Intangible assets, net, and Goodwill.

© 2022 ADS Alliance Data Systems, Inc. 16

Summary Financial Highlights- Continuing Operations

($ in millions)	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	FY20	FY21
Credit sales	$6,099	$4,799	$6,152	$7,657	$6,043	$7,401	$7,380	$8,778	$24,707	$29,603
Year-over-year change	*(3)%*	*(36)%*	*(21)%*	*(18)%*	*(1)%*	*54%*	*20%*	*15%*	*(20)%*	*20%*
Average receivables	$18,294	$16,116	$15,300	$15,759	$15,785	$15,282	$15,471	$16,086	$16,367	$15,656
Year-over-year change	*9%*	*(4)%*	*(12)%*	*(13)%*	*(14)%*	*(5)%*	*1%*	*2%*	*(5)%*	*(4)%*
End-of-period receivables	$17,732	$15,809	$15,599	$16,784	$15,537	$15,724	$15,690	$17,399	$16,784	$17,399
Year-over-year change	*5%*	*(10)%*	*(13)%*	*(14)%*	*(12)%*	*(1)%*	*1%*	*4%*	*(14)%*	*4%*
End-of-period direct-to-consumer deposits	$1,192	$1,843	$1,707	$1,700	$2,152	$2,398	$3,052	$3,180	$1,700	$3,180
Year-over-year change	*nm**	*144%*	*57%*	*46%*	*81%*	*30%*	*79%*	*87%*	*46%*	*87%*
Return on average assets(1)	—%	0.3%	2.1%	1.4%	4.9%	4.8%	3.7%	1.1%	0.9%	3.6%
Return on average equity(2)	(0.2)%	7.0%	37.2%	21.3%	66.3%	56.4%	38.0%	11.1%	16.7%	40.7%
Net interest margin(3)	19.5%	13.7%	16.1%	17.8%	17.7%	17.3%	18.9%	18.8%	16.8%	18.2%
Loan yield(4)	26.6%	21.3%	23.9%	24.1%	23.8%	23.9%	25.6%	25.2%	24.0%	24.7%
Risk-adjusted loan yield(5)	19.6%	13.7%	18.1%	18.1%	18.8%	18.8%	21.7%	20.9%	17.4%	20.1%
Efficiency ratio(6)	40.4%	60.6%	51.0%	63.4%	50.1%	55.5%	50.6%	50.0%	52.5%	51.5%
Tangible book value per common share(7)	$15.41	$16.99	$20.68	$16.34	$21.32	$27.12	$31.18	$28.09	$16.34	$28.09
Tangible common equity / Tangible assets ratio (TCE/TA) (8)	3.1%	3.6%	4.7%	3.7%	5.2%	6.4%	7.2%	6.6%	3.7%	6.6%
Cash dividend declared per common share	$0.63	$0.21	$0.21	$0.21	$0.21	$0.21	$0.21	$0.21	$1.26	$0.84
Net loss rate	7.0%	7.6%	5.8%	6.0%	5.0%	5.1%	3.9%	4.4%	6.6%	4.6%
30+ day delinquency rate	6.0%	4.3%	4.7%	4.4%	3.8%	3.3%	3.8%	3.9%	4.4%	3.9%
Reserve rate	12.1%	13.3%	13.3%	12.0%	11.9%	10.4%	10.5%	10.5%	12.0%	10.5%

(1) Return on average assets represents Income from continuing operations divided by average Total assets.
(2) Return on average equity represents Income from continuing operations divided by average Total stockholders' equity.
(3) Net interest margin represents Net interest income divided by average total interest-earning assets.
(4) Loan yield represents Interest and fees on loans divided by Average receivables.

**nm – not meaningful*

(5) Risk-adjusted loan yield represents Loan yield less Net loss rate.
(6) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.
(7) Tangible book value per common share represents Total stockholders' equity less Intangible assets, net, and Goodwill divided by shares outstanding.
(8)Tangible common equity represents Total stockholders' equity less Intangible assets, net, and Goodwill. Tangible assets represents Total assets less Intangible assets, net, and Goodwill.

© 2022 ADS Alliance Data Systems, Inc. 17

Financial Results – Continuing Operations

($ in millions, except per share)	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21	FY20	FY21
Total interest income	$1,227	$860	$915	$950	$942	$915	$994	$1,017	$3,952	$3,868
Total interest expense	146	127	114	112	107	100	92	84	499	383
Net interest income	**1,081**	**733**	**801**	**838**	**835**	**815**	**902**	**933**	**3,453**	**3,485**
Total non-interest income	(11)	(28)	(47)	(69)	(33)	(51)	(51)	(78)	(155)	(213)
Revenue	**1,070**	**705**	**754**	**769**	**802**	**764**	**851**	**855**	**3,298**	**3,272**
Net principal losses	320	305	223	235	198	194	152	176	1,083	720
Reserve build (release)	336	(55)	(16)	(82)	(164)	(208)	9	187	183	(176)
Provision for credit losses	656	250	207	153	34	(14)	161	363	1,266	544
Total non-interest expenses	432	427	385	487	402	424	431	427	1,731	1,684
(Loss) income before income taxes	**(18)**	**28**	**162**	**129**	**366**	**354**	**259**	**65**	**301**	**1,044**
(Benefit) provision for income taxes	(17)	8	47	55	99	91	53	4	93	247
Net (loss) income	**$(1)**	**$20**	**$115**	**$74**	**$267**	**$263**	**$206**	**$61**	**$208**	**$797**
Net (loss) income per diluted share	$(0.01)	$0.41	$2.41	$1.54	$5.38	$5.25	$4.11	$1.21	$4.35	$15.95
Weighted average shares outstanding – diluted	47.7	47.7	47.8	48.4	49.8	50.0	50.0	50.0	47.9	50.0

****

Reconciliation of GAAP to Non-GAAP Financial Measures:										
(Loss) income before income taxes	**$(18)**	**$28**	**$162**	**$129**	**$366**	**$354**	**$259**	**$65**	**$301**	**$1,044**
Provision for credit losses	656	250	207	153	34	(14)	161	363	1,266	544
Pre-tax pre-provision earnings ("PPNR")*	$638	$278	$369	$282	$400	$340	$420	$428	$1,567	$1,588
Gain on portfolio sales	20	—	—	—	—	—	10	—	20	10
PPNR less gain on portfolio sales*	$618	$278	$369	$282	$400	$340	$410	$428	$1,547	$1,578

** Pre-tax pre-provision earnings and Pre-tax pre-provision earnings less gain on portfolio sales are non-GAAP financial measures.*

© 2022 ADS Alliance Data Systems, Inc. 18

 Net Interest Margin      4Q21                FY21      ($ in millions)  Average Balance    Interest Income / Expense    Average Yield / Rate    Average Balance    Interest Income / Expense    Average Yield / Rate   Cash and investment securities  $3,711    $2    0.21%    $3,480    $7    0.21%   Credit card and other loans  16,086    1,015    25.25%    15,656    3,861    24.66%  Total interest-earning assets  19,797    1,017    20.55%    19,136    3,868    20.21%                           Direct-to-consumer deposits (retail)  3,120    6    0.77%    2,490    23    0.91%   Wholesale deposits  7,386    31    1.69%    7,509    144    1.92%  Interest-bearing deposits  10,506    37    1.42%    9,999    167    1.67%                           Secured borrowings  4,537    22    1.91%    4,596    112    2.43%   Unsecured borrowings  2,383    25    4.28%    2,699    104    3.84%  Total interest-bearing liabilities  $17,426    $84    1.94%    $17,294    $383    2.21%                          Net Interest Income      $933            $3,485                              Net Interest Margin*      18.85%            18.21%      * Net interest margin represents Net interest income divided by average Total interest-earning assets.   19  © 2022 ADS Alliance Data Systems, Inc.

Capital and Liquidity

Parent Level:

- Liquidity as of December 31, 2021, of $0.9 billion, consisting of cash on hand plus revolver capacity
- Approximately $120 million in cash and cash equivalents, approximately $750 million in unused revolver capacity

Bank Level (Banks Combined):

- As of December 31, 2021, the Banks finished the quarter with $2.9 billion in cash on hand and $3.2 billion in equity
- Total risk based capital ratio at 21.3% - over double the 10% threshold to be considered well-capitalized; CET1 at 20.0%
- Healthy funding markets currently available for 2022 growth – continued strategic focus on retail growth

Total Company
Tangible Common Equity/ Tangible Assets Ratio(1)



6.6%
~ 300 basis point improvement in TCE/TA ratio as a result of the LVI spinoff
12/31/2021

Banks Combined Capital Ratios	1Q20	2Q20	3Q20	4Q20	1Q21	2Q21	3Q21	4Q21
Common equity tier 1 capital ratio(2)	15.9%	18.3%	18.8%	18.4%	21.0%	22.1%	22.6%	20.0%
Tier 1 capital ratio(3)	15.9%	18.3%	18.8%	18.4%	21.0%	22.1%	22.6%	20.0%
Total risk-based capital ratio(4)	17.3%	19.7%	20.1%	19.7%	22.3%	23.4%	23.9%	21.3%
Tier 1 leverage capital ratio(5)	12.8%	14.2%	16.1%	17.1%	17.8%	19.2%	19.5%	18.6%

(1) Tangible common equity represents Total stockholders' equity less Intangible assets, net, and Goodwill. Tangible assets represents Total assets less Intangible assets, net, and Goodwill.
(2) The Common equity tier 1 capital ratio represents common equity tier 1 capital divided by total risk-weighted assets.
(3) The Tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets.
(4) The Total risk-based capital ratio represents total capital divided by total risk-weighted assets.
(5) The Tier 1 leverage capital ratio represents tier 1 capital divided by total assets for leverage ratio.

© 2022 ADS Alliance Data Systems, Inc. 20

Sales and New Account Data  In-store vs. digital sales  Digital includes all non-store new accounts and Bread  $ in billions  In-store vs. digital new accounts  in millions    21  © 2022 ADS Alliance Data Systems, Inc.